UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2011

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York		11901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 727-5667

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders was held at 1:00 PM on April 12, 2011, at the Administrative Center of the Suffolk County National Bank in Riverhead, New York. Three directors were elected for a term of three years. The Company’s stockholders also voted in favor of the advisory proposal on executive compensation; and voted in favor of annual advisory votes on executive compensation in the future. Finally, the selection of Grant Thornton, L.L.P. as independent auditors for the fiscal year ending December 31, 2011 was ratified.

The following table details the vote:

	Shares Voted
Nominees for Director for a term of 3 years	For	Withheld
Joseph A. Gaviola	5,664,711.022	603,919.950
J. Gordon Huszagh	5,596,547.022	672,083.950
John D. Stark Jr.	5,728,363.062	540,267.910

	For	Against		Abstain	Broker Non-Vote
Approval of advisory resolution on executive compensation	5,358,817.030	629,638.169		280,175.773	1,979,006.000

	1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
Advisory vote on the the frequency of future advisory votes on executive compensation	4,855,999.014	155,944.849	946,548.069	306,289.040	1,982,856.000

Ratification of Independent Auditors	For	Against		Abstain
Grant Thornton, L.L.P.	7,708,877.519	310,493.719		148,774.734

	Outstanding	Summary # Voted	% Voted
At Date of Record	9,712,070.000	8,168,145.972	84.10%

A copy of this report will be posted on the Company’s web site, www.suffolkbancorp.com.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUFFOLK BANCORP

Dated April 15, 2011	By:	/s/ Douglas Ian Shaw
Senior Vice President & Corporate Secretary